DraftKings Reports First Quarter Revenue of $417 Million; First Quarter B2C Segment Revenue Increases 44% YOY and Company-Wide Adjusted EBITDA Exceeds Midpoint of Guidance by More Than 12%

Raises 2022 guidance for both revenue and Adjusted EBITDA based on continued strong customer behavior and optimization of cost structure

Boston, MA – May 6th, 2022— DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today reported its first quarter 2022 financial results.

First Quarter 2022 Highlights

For the three months ended March 31, 2022, DraftKings reported revenue of $417 million, an increase of 34% compared to $312 million during the same period in 2021. Revenue for the Company’s B2C segment grew to $404 million, an increase of 44% compared to the three months ended March 31, 2021. Adjusted EBITDA outperformed the midpoint of the guidance for the first quarter of 2022 previously provided by DraftKings during its fourth quarter earnings conference call on February 18, 2022 by more than 12%.

“DraftKings delivered significant growth across our key revenue and performance metrics,” said Jason Robins, DraftKings’ co-founder, Chief Executive Officer and Chairman of the Board. “We are not seeing any impact from inflationary pressures on customer demand, and we continue to improve the user experience by adding breadth and depth to our DFS, mobile sports betting and iGaming products. We are also improving our efficiency in acquiring and retaining customers and have a strong pipeline of new jurisdictions to enter.”

Jason Park, DraftKings’ Chief Financial Officer, added, “We are pleased with our strong revenue and Adjusted EBITDA performance in the first quarter, which was driven by healthy underlying customer behavior and our ability to capture efficiencies. Therefore, we are increasing the midpoint of our fiscal year 2022 revenue guidance by $50 million and improving the midpoint of our fiscal year 2022 Adjusted EBITDA guidance by $75 million.”

Continued Healthy Growth in Player Retention, Acquisition and Engagement

•Monthly Unique Payers (“MUPs”) increased to 2 million monthly unique paying customers, representing an increase of 29% compared to the first quarter of 2021. The increase reflects strong unique payer retention and acquisition across our online sportsbook and iGaming products and expansion into new states, partially offset by a decline in DFS MUPs.

•Average Revenue per MUP (“ARPMUP”) was $67 in the first quarter of 2022, representing an 11% increase compared to the same period in 2021. The increase in ARPMUP was primarily attributable to strong customer engagement, a continued revenue mix shift into our iGaming product and an increase in DFS activity on a per MUP basis, partially offset by atypically low hold rates (primarily attributable to NCAA basketball wagering) and an increase in promotional intensity in newly launched states (primarily in New York).

Increasing Midpoint of 2022 Revenue Guidance and Improving 2022 Adjusted EBITDA Guidance

•DraftKings is raising its fiscal year 2022 revenue guidance from a range of $1.85 billion to $2.0 billion to a range of $1.925 billion to $2.025 billion, which equates to year-over-year growth of 49% to 56%.

•DraftKings is also improving its fiscal year 2022 Adjusted EBITDA guidance from between a loss of $825 million and $925 million to between a loss of $760 million and $840 million.

•DraftKings’ updated guidance for fiscal year 2022 revenue and Adjusted EBITDA includes all states in which it was live as of May 6, 2022, including New York and Louisiana. This guidance does not include contributions from the acquisition of Golden Nugget Online Gaming, Inc. (“GNOG”) – which was consummated on May 5, 2022 – or the Company’s expected launch in Ontario in the second quarter of 2022. DraftKings expects that the acquisition of GNOG, combined with the Company’s expected launch in Ontario, will contribute an additional $130 million to $150 million in revenue and negative $50 million to negative $70 million in Adjusted EBITDA in fiscal year 2022.

•Detailed financial data and other information is available in DraftKings’ Quarterly Report on Form 10-Q, which will be filed today with the Securities and Exchange Commission (the “SEC”), as well as in a slide presentation that can be accessed through the “Investors” section of the Company’s website at investors.draftkings.com.

Expanded Mobile Sports Betting and iGaming Footprint

•Following the Company’s successful launches in New York and Louisiana, DraftKings is now live with mobile sports betting in 17 states that collectively represent approximately 36% of the U.S. population.
•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•Three of the U.S. jurisdictions where DraftKings has the potential opportunity to operate via a market access agreement or direct license – Maryland, Puerto Rico and Ohio - have authorized mobile sports betting. These three jurisdictions represent approximately 7% of the U.S. population and bring the percentage of the population where DraftKings expects to offer legalized mobile sports betting to approximately 43%, pending licensure and regulatory approvals.

•In Kansas, which represents approximately 1% of the U.S. population, a mobile and retail sports wagering bill has passed the legislature and is currently pending executive action.

•DraftKings is seeing excitement in California. The approximately 1.6 million signatures submitted by Californians for Solutions to Homelessness and Mental Health Support to qualify the initiative to be placed on the November 2022 ballot represents an important step towards legalization.

Product Functionality and Content

•DraftKings continued to deepen the content offering for DraftKings Sportsbook, which helps drive customer acquisition, engagement and retention, by adding micro markets like wagering on the “next field goal” for the NBA and college basketball. The Company also introduced several player markets to the DraftKings Sportsbook’s college basketball “Same Game Parlay” offering, including points scored, assists, rebounds, and three pointers made, as well as combinations of these markets.
•Prior to March’s NCAA college basketball tournament, DraftKings Marketplace introduced the Primetime NFT Series, which was designed to deepen engagement with DraftKings during this iconic sports moment. DraftKings’ Primetime NFT Series collection included the first DraftKings NFTs built in-house, which received cross product utility and bonuses available only in the DraftKings ecosystem. The Company intends to develop additional proprietary NFTs tied to significant moments (e.g., leagues, players and events) throughout the sports calendar.

•DraftKings recently teamed up with Metabilia, a memorabilia and NFT company operating at the forefront of physical and digital collectibles, which became the latest NFT supplier on DraftKings Marketplace. The collaboration introduces “Membership NFTs” for fans to chronicle the careers of top young players and will feature star major leaguers beginning with Vladimir Guerrero Jr., Ronald Acuña

Jr., Shane Bieber, Wander Franco, Joe Musgrove, and Fernando Tatís Jr. This debut collection dropped on May 4, 2022 exclusively on DraftKings Marketplace.

•For Daily Fantasy Sports, DraftKings added additional leagues to its portfolio of contest offerings, including the international auto racing league Formula 1 and the new USFL.

•DraftKings Social launched betting groups, which allow customers a seamless way to collaborate within the sports betting experience. DraftKings customers can now create a group and distribute a link for others to join. Once the group is created, all actions of the members who elected to share their bets will be dropped into the group in real time, notifying group members with a link directly to that new bet.

•DraftKings continued to build out its media vertical, including content agreements with prominent voices within the sports industry, such as former ESPN host and commentator Mike Golic Sr., Meadowlark Media personality Jessica Smetana, and championship-winning NFL executive Michael Lombardi. Most recently, popular baseball personality and content creator Jared Carrabis and former Notre Dame Football player and television personality Mike Golic Jr. joined DraftKings. Each of these agreements brings exclusive content, such as podcasts and in-depth commentary, which can only be found at DraftKings.

Environmental, Social and Governance Initiatives
•In January, DraftKings announced the one-of-a-kind State Council Funding Program, which is a more than $1.5 million multi-year financial commitment to assist the 35 state problem gambling councils. As part of the initiative, state councils may receive $15,000 per year for three years to spend on responsible gaming services and programs to address the most pressing needs within their organizations.

•In April, DraftKings published its second sustainability report providing insights into the Company’s commitment to environmental, social and governance (“ESG”) initiatives. Highlights of the report include:

◦DraftKings’ work in environmental sustainability, which centered on funding the planting of 1 million trees in coordination with the Arbor Day Foundation. The tree plantings in the U.S. alone are estimated to contribute to more than 667,000 metric tons of carbon avoided and sequestered, 2,800 tons of air pollution avoided and removed, and 699 million gallons of runoff avoided.

◦The Company’s further investment in evidence-based research for responsible gaming, including the funding of the International Center for Responsible Gaming’s inaugural research on sports betting in the U.S. and the Kindbridge Research Institute’s study of military veterans impacted by problem gaming.

Webcast and Conference Call Details

DraftKings will host a conference call and audio webcast today at 8:30 a.m. EST, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question and answer session will follow the prepared remarks.

The conference call may be accessed by dialing (866) 374-5140. Once connected with the operator, please provide the conference ID of 27620336.

A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, and a slide presentation. The audio webcast and accompanying presentation will be available on the Company’s investor relations website until 11:59 p.m. EST on June 14, 2022.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure that DraftKings uses to supplement its results presented in accordance with U.S. GAAP. The Company believes Adjusted EBITDA is useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense (net), income tax provision or benefit, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, litigation, settlement and related costs, gain or loss on remeasurement of warrant liabilities, and certain other non-recurring, non-cash or non-core items, as described in the reconciliation below.

DraftKings includes non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs), non-cash expenditures (for example, in the case of depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The table below presents the Company’s Adjusted EBITDA reconciled to its net loss, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP, for the periods indicated:

	Three months ended March 31,
(amounts in thousands)	2022	2021
Net loss	$(467,693)	$(346,344)
Adjusted for:
Depreciation and amortization (1)	32,225	28,193
Interest income, net	(148)	(985)
Income tax provision (benefit)	469	(4,595)
Stock-based compensation (2)	187,077	151,843
Transaction-related costs (3)	3,774	3,023
Litigation, settlement, and related costs (4)	1,950	622
(Gain) loss on remeasurement of warrant liabilities	(12,681)	26,980
Other non-recurring costs and non-operating (income) costs (5)	(34,482)	2,001
Adjusted EBITDA	$(289,509)	$(139,262)

(1)The amounts include the amortization of acquired intangible assets of $19.2 million and $19.1 million for the three months ended March 31, 2022 and 2021, respectively.
(2)Primarily reflects stock-based compensation expenses resulting from the issuance of awards under long-term incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with pending or completed transactions and offerings.

(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to the Company’s core business operations.
(5)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring items.

Information reconciling forward-looking fiscal year 2022 Adjusted EBITDA guidance to its most directly comparable U.S. GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with U.S. GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with U.S. GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under U.S. GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for operators in 17 countries. The company operates iGaming in 5 states through its DraftKings brand, as well as operating Golden Nugget Online Gaming, an award-winning iGaming product and iconic gaming brand, in 3 states. DraftKings’ Sportsbook is live with mobile and/or retail betting operations in the United States pursuant to regulations in 18 states. DraftKings’ daily fantasy sports product is available in 6 countries internationally with 15 distinct sports categories. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NBA, MLB, NHL, PGA TOUR and UFC as well as an official daily fantasy partner of NASCAR. Launched in August 2021, DraftKings Marketplace is a digital collectibles ecosystem designed for mainstream accessibility that offers curated NFT drops and supports secondary-market transactions. DraftKings also owns Vegas Sports Information Network (VSiN), a multi-platform broadcast and content company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, our future results of operations or financial condition, our strategic plans and focus, user growth and engagement, product initiatives, the objectives of management for future operations, and the impact of COVID-19 on the Company’s business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media / entertainment / gaming / software industry in the markets in which DraftKings operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

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Media@draftkings.com

@DraftKingsNews

Investors:

Investors@draftkings.com